EXHIBIT 10.3
                             FINANCIAL SUPPORT AGREEMENT BETWEEN
                    FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY AND
                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


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                                      AGREEMENT BETWEEN

                         GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                                             AND

                      FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



Whereas, First Great-West Life & Annuity Insurance Company ("First GWL&A") is wholly owned by Great-West & Annuity Insurance Company ("Great-West"); and

Whereas, Great-West sells life insurance and annuity policies in all states except New York, and has incorporated First GWL&A as the vehicle for selling certain of those life insurance and annuity policies in New York (subject to New York law, the First GWL&A life insurance and annuity policies will be identical or similar to certain life insurance and annuity policies sold by Great-West in the other states); and

Whereas, Great-West receives ratings from the following rating agencies: A.M. Best Company, Duff & Phelps, Moody's Investors Service and Standard & Poor's Corporation ("the rating agencies"); and

Whereas, it is desirable that First GWL&A be in a position to market the policies with ratings reflecting the financial support of its parent, Great-West, and Great-West wishes to enhance and maintain the financial condition of First GWL&A so that the rating agencies consider providing First GWL&A with identical ratings as the current ratings given to Great-West; and

Whereas, it is in the interests of Great-West and First GWL&A that the aforesaid ratings be obtained, and that Great-West confirm its financial support of First GWL&A; and

Whereas, Great-West intends to maintain a majority ownership position in First GWL&A;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Great-West undertakes to invest in shares of First GWL&A in order to maintain the capital and surplus of First GWL&A at the greater of $6,000,000 or the following percentage of the New York Insurance Department's risk based minimum capital requirements on a statutory basis; i) if First GWL&A's total assets are less than $3 billion--200%,
        ii) if First GWL&A's total assets are $3 billion or more--175%. Any investments in First GWL&A will be subject to applicable statutory and regulatory restrictions.

2. Great-West undertakes to ensure that First GWL&A has adequate liquidity to meet its obligations. If First GWL&A needs funds not otherwise available to it to make timely payment of its obligations under the policies or otherwise, Great-West shall provide such funds in cash on a timely basis - provided that such payment shall be in accordance with applicable law.

3. Great-West undertakes to assume by reinsurance all of the book of business of First GWL&A if First GWL&A is sold, subject to applicable law and mutually acceptable terms. Great-West undertakes to assume by reinsurance up to all of the book of business of First GWL&A if requested to do so by the Audit Committee of First GWL&A, subject to applicable law and mutually acceptable terms.

4. Great-West may amend or terminate this Agreement by giving 90 days prior written notice to First GWL&A and the rating agencies. Notwithstanding the foregoing, Great-West shall not terminate this Agreement until:

        (a) First GWL&A receives ratings from the rating agencies, without consideration of the support described in this Agreement, which are not more than one rating level below the ratings of First GWL&A as supported by this Agreement; or

        (b) substantially all of the book of business of First GWL&A is transferred to another insurance company, by coinsurance or assumption reinsurance, provided that the book of business is transferred to an entity with ratings from each of the rating agencies which are not more than one rating level below First GWL&A's then current rating or rating as supported by this Agreement at the time of such transfer (it being understood that, after such transfer, First GWL&A may then be sold without restriction); or

        (c) First GWL&A is transferred or sold, provided it is sold to an entity with ratings from each of the rating agencies which are not more than one rating level below First GWL&A's then current rating or rating as supported by this Agreement at the time of such transfer or sale and such entity provides First GWL&A with a capital support arrangement.

5. First GWL&A undertakes to pursue all remedies (as might be required in the future) to legally enforce the terms and conditions of this Agreement.

6. During the period that the financial support provided under this Agreement is a material matter with respect to its financial condition, First GWL&A undertakes to reference this Agreement in the footnotes to any statement of its financial position.

7. This Agreement shall be governed by the laws of the State of New York.

Dated as of the 2nd day of September, 1997.